Exhibit 99.(d)(31)

AMENDMENT TO THE INVESTMENT MANAGEMENT AGREEMENT
FOR THE TIAA-CREF FUNDS

          AMENDMENT, dated September 10, 2009, to the Investment Management Agreement dated February 1, 2006 (the “Agreement”), as amended, by and between TIAA-CREF Funds (the “Trust”) and Teachers Advisors, Inc. (“Advisors”).

          WHEREAS, the Trust has established eleven additional series (the “Funds”) for which Trust would like Advisors to serve as investment manager pursuant to the terms of the Agreement between the Trust and Advisors, whereby Advisors provides investment management services to series of the Trust for a fee;

          WHEREAS, the Trust has also recently terminated five of its Funds through reorganizations into other Funds;

          NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Trust and Advisors hereby agree to amend the Agreement as follows:

1.	The following Funds shall be subject to the terms and provisions of the Agreement:

Lifecycle Index Retirement Income Fund
Lifecycle Index 2010 Fund
Lifecycle Index 2015 Fund
Lifecycle Index 2020 Fund
Lifecycle Index 2025 Fund
Lifecycle Index 2030 Fund
Lifecycle Index 2035 Fund
Lifecycle Index 2040 Fund
Lifecycle Index 2045 Fund
Lifecycle Index 2050 Fund
Bond Index Fund

2.	The following Funds shall no longer be subject to the terms and provisions of the Agreement and shall be stricken from Appendix A:

Mid-Cap Value Index Fund
Mid-Cap Growth Index Fund
Mid-Cap Blend Index Fund
Small-Cap Value Index Fund
Small-Cap Growth Index Fund

3.	The following shall be added to Appendix A of the Agreement:

Lifecycle Index Retirement Income Fund
Lifecycle Index 2010 Fund
Lifecycle Index 2015 Fund

Lifecycle Index 2020 Fund
Lifecycle Index 2025 Fund
Lifecycle Index 2030 Fund
Lifecycle Index 2035 Fund
Lifecycle Index 2040 Fund
Lifecycle Index 2045 Fund
Lifecycle Index 2050 Fund
Bond Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)

All Assets	0.10%

          IN WITNESS WHEREOF, the Trust and Advisors have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first written above.

TIAA-CREF FUNDS

By:
Title:

TEACHERS ADVISORS, INC.

By:
Title: